EXHIBIT 99.2

ExamWorks Prices Offering of $250,000,000 of Senior Unsecured Notes

ATLANTA, GA. July 14, 2011 – ExamWorks Group, Inc. (NYSE: EXAM) announced today that it has priced its previously announced private offering of $250 million in aggregate principal amount of 9.0% senior notes due 2019 (the “Notes”). The Notes will be issued at a price of 100% of their principal amount. The Notes will be senior obligations of ExamWorks and are expected to be guaranteed by ExamWorks’ existing and future U.S. subsidiaries.

The gross proceeds of $250,000,000 will be used to repay borrowings outstanding under its senior credit facility, pay related fees and expenses, and for general corporate purposes, including acquisitions.

The Notes and the related guarantees are being offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (IMEs), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing carriers a national presence while maintaining the local service and capabilities they need and expect.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors such as market conditions, our ability to amend our credit facility and our operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:
J. Miguel Fernandez de Castro,
404-952-2400
Senior Vice President and Chief Financial Officer
investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

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